                                                                   EXHIBIT 10.45

                           STOCK RESTRICTION AGREEMENT


         THIS AGREEMENT is made as of the 7th day of April, 1999, between AMERICAN COIN MERCHANDISING, INC., a Colorado corporation (the "Company"), and JEROME M. LAPIN ("Shareholder").

         In consideration of the mutual promises, covenants and conditions set forth below, the parties mutually agree as follows:


         1. Background. Shareholder is the owner of 465,932 shares of common stock of the Company (the "Common Stock"). This Agreement shall govern the sale, transfer or other disposition of all of Shareholder's shares of Common Stock, now or hereafter acquired, including any shares received as a result of stock dividends, stock splits or any other forms of recapitalization or otherwise issued to Shareholder subsequent to the date of this Agreement (collectively, the "Stock"). In order to facilitate continuity in the management of the Company and to promote the long-term growth and success of the Company, the parties desire to provide in this Agreement for all of the Stock to be subject to certain restrictions provided herein.

         2. Restrictions on Transfer.

                  (a) During the term of this Agreement, Shareholder hereby agrees and covenants that he shall not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise (any of the foregoing, a "Transfer") any of the Stock, except after compliance with the provisions of this paragraph. Prior to any proposed Transfer of the Stock by Shareholder, Shareholder shall provide written notice to the Company, including a representation that the proposed transfer is not intended to benefit any competitor, potential competitor, customer or vendor for the Company's existing or contemplated businesses or an investor actively attempting to acquire control of the Company. The Company shall have 15 days after receipt of such written notice to notify Shareholder that the Board of Directors of the Company has determined, in good faith and in the exercise of their reasonable business judgment, not to consent to the proposed transfer. In the absence of such a notice from the Company, Shareholder may transfer the Stock subject to the remaining terms of this Agreement. Shareholder acknowledges and agrees that the Company's refusal to consent to a Transfer of the Stock in a directly negotiated transaction to a competitor, potential competitor, customer or vendor for the Company's existing or contemplated businesses, or to an investor actively attempting to acquire control of the Company shall be in good faith and within reasonable business judgment. The Company acknowledges and agrees that the placement of Stock with a recognized market maker in the Company's stock for an unsolicited market transaction will be acceptable to the Company, provided that the Shareholder is not proposing to Transfer five percent or more of the Stock in one or a related series of Transfers or that the Board reasonably determines that there is an investor actively attempting to acquire control of the Company.

                  (b) In addition to the limitation set forth in paragraph 2(a), Shareholder shall not, during the term of this Agreement, Transfer any of the Stock, or any interest therein, unless Shareholder shall have procured an effective current registration statement relating to the Stock under the Securities Act of 1933 (the "Act") or an opinion of counsel, in form and substance satisfactory to the Company, to the effect that registration is not required because Shareholder has satisfied all of the requirements set forth under Rule 144 promulgated under the Act by the Securities and Exchange Commission ("Rule 144"). Any attempted disposition of the Stock or any interest therein while it is restricted shall be null and void and of no effect.

         3. Termination. This Agreement shall terminate upon the earlier of the mutual written agreement of the parties hereto or concurrently with the termination of Shareholder's consulting relationship with the Company under the terms of that certain Management Transition Agreement, dated as of the date hereof, between the Company and Shareholder.

         4. Restrictive Legends.The Company shall place legends on the certificates evidencing the Stock bearing the following legend:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A CERTAIN STOCK RESTRICTION AGREEMENT AND A CERTAIN VOTING AGREEMENT, DATED AS OF _______________, 1999, BETWEEN THE CORPORATION AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST), AND SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

Stock transfer instructions shall be delivered by the Company to any transfer agent for such Common Stock. At the time or times when the restrictions in paragraph 2 of this Agreement are terminated with respect to the Stock, the legends on the certificates evidencing such shares shall be appropriately amended and the stop transfer instructions shall be appropriately modified.

         5. Stock Certificates and Registration. During the term of this Agreement, the Shareholder will retain possession of all stock certificates evidencing the Stock. In the event the Company issues additional shares of Stock in an underwritten public offering, the Company will, subject to the determination of the underwriter in its sole discretion, permit the Shareholder to participate in the registration and sale of his Stock on a pro rata basis and on the same terms and conditions as any officers or directors of the Company who are selling shareholders in such offering. The Shareholder also agrees to execute any lock-up letters or other agreements required of officers, directors, or other major shareholders in connection with such offering.

         6. Shareholder Representations. Shareholder represents, warrants and covenants that he understands that (a) the Stock has not been registered under the Act and are "restricted securities" within the meaning of Rule 144, (b) the Stock cannot be sold, transferred or otherwise disposed of unless it is subsequently registered under the Act or an exemption from registration is then available; and (c) he must comply with certain terms and conditions to sell, transfer or otherwise dispose of the Stock under the exemption from registration provided by Rule 144.

         7. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

         8. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Shareholder.

         9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that Shareholder may not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the Company.

         10. Governing Law. This Agreement shall be governed by the laws of the State of Colorado.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   AMERICAN COIN MERCHANDISING, INC., a
                                   Colorado corporation


                                   By:  /s/ Randall J. Fagundo
                                        ----------------------------------------
                                   Its: Chief Operating Officer


                                   SHAREHOLDER:


                                   /s/ Jerome M. Lapin
                                   ---------------------------------------------
                                   Jerome M. Lapin


                                       3